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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120306, 333-116246, 333-114543, 333-114440 and 333-110348 on Form S-3;
Registration Statement No. 333-123182 on Form S-4; Registration Statement Nos. 333-115976 and 333-105773 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement Nos. 333-33301-99, 333-33303-99 and 333-58433-99 on Form
S-3; Post Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99, 333-60260-99, 333-98271-99 and 333-101202 on Form
S-8; and Post-Effective Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of our reports dated March 15, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the presentation of CenterPoint Energy, Inc.'s electric generating operations as discontinued operations), relating to the financial statements and financial statement schedules of CenterPoint Energy, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CenterPoint Energy for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP


Houston, Texas
March 15, 2005